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                                                                   Exhibit 10.22

STATE OF NORTH CAROLINA

COUNTY OF DURHAM


                   LEASE ASSIGNMENT AND MODIFICATION AGREEMENT

         THIS LEASE ASSIGNMENT AND MODIFICATION AGREEMENT (the "Agreement") is made and entered into as of July ____, 2001 by and among BLUE CROSS AND BLUE SHIELD of NORTH CAROLINA, a North Carolina corporation and a licensee of the Blue Cross and Blue Shield Association ("Assignor"), TRIMERIS, INC., a Delaware corporation ("Assignee"), and HAMAD JASSIM ALTHANI ("Landlord").

                              STATEMENT OF PURPOSE
                              --------------------

         Assignor is the current tenant under that certain Lease Agreement with Landlord dated as of November 8, 1994 as amended by First Amendment to Lease dated December 15, 1995 and by Second Amendment to Lease dated February 1, 1999 (the Lease Agreement as amended being hereinafter referred to as the "Existing Lease") demising approximately 15,658 rentable square feet on the third floor of the South Park Office Center located at 3518 Westgate Drive, Durham, North Carolina and more particularly described in the Lease (the "Premises");

         Assignee currently occupies the Premises pursuant to a Sublease Agreement dated May 12, 1999 (the "Sublease") by and between Assignor as "Sublandlord" and Assignee as "Subtenant";

         Assignor desires to terminate the Sublease and assign to Assignee all of its right, title and interest in and to the Existing Lease, and Assignee desires to assume the Assumed Obligations (as hereinafter defined);

         Assignor has requested that Landlord consent to the assignment of the Existing Lease to Assignee and Landlord is willing to consent to same on the following terms and conditions; and

         Landlord, Assignor and Assignee desire to modify certain terms and conditions of the Existing Lease including, but not limited to, the base rent payable by Assignee for the remainder of the Lease Term. For purposes hereof, the Existing Lease as modified by this Agreement is referred to as the "Lease." All capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Lease.

         NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

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                                    AGREEMENT
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     1.    Assignment of Lease.  Effective as of December 31, 2001 (the
           -------------------
"Assignment Commencement Date"), Assignor does hereby assign, transfer, and set over unto Assignee all of the right, title and interest of Assignor in, to and under the Lease, as herein amended. Assignor, simultaneously herewith, assigns to Assignee, all of Assignor's right, title, and interest in and to the leasehold improvements and all remaining tangible personal property (if any) located in the Premises including, without limitation, equipment, office supplies, furniture and fixtures (collectively, the "Assigned Property").

     Assignee hereby assumes and accepts the foregoing assignment on the terms and conditions set forth herein and effective upon the Assignment Commencement Date, assumes and agrees to keep, observe and perform all of the terms, covenants, agreements, conditions and obligations of the Lease on the part of the Assignor to be kept, observed and performed which accrue on or after the Assignment Commencement Date, including, without limitation, the payment of all rent (as modified by Section 5 below), additional costs, payments and charges which accrue after the Assignment Commencement Date (collectively, the "Assumed Obligations"), with the same force and effect as if the Assignee instead of Assignor had originally signed the Lease, and agrees that it shall, from and after the Assignment Commencement Date, be liable to Landlord and its respective successors and assigns, for any failure to keep, observe or perform the same. Assignee shall not be liable to Landlord for any matters accruing under the Lease prior to the Assignment Commencement Date. Assignor shall not be liable to Landlord for any matters accruing under the Lease after the Assignment Commencement Date.

     Assignee acknowledges that it currently occupies the Premises under the Sublease and accepts same in its "as-is, where-is" condition with no obligation on the part of Assignor or Landlord to make any improvements to the same.

     2.    Indemnity. Assignee agrees to indemnify, defend and hold harmless
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Assignor and all its affiliates, subsidiaries, related corporations, related partnerships, officers, directors, employees and agents from and against any and all liabilities, claims, suits, actions, losses, damages, penalties, costs and expenses (including, without limitation, attorneys' fees and disbursements) due to or arising out of or related to Assignee's use, possession or occupancy of the Premises and/or the Assigned Property, the exercise of any rights with respect to the Lease, the Premises and/or the Assigned Property and/or any failure to keep, observe and perform the Assumed Obligations with respect to any period from and after the Assignment Commencement Date.

     Assignor agrees to indemnify, defend and hold harmless Assignee and all its affiliates, subsidiaries, related corporations, related partnerships, officers, directors, employees and agents from and against any and all liabilities, claims, suits, actions, losses, damages, penalties, costs and expenses (including, without limitation, attorneys' fees and disbursements) due to or arising out of or related to Assignor's use, possession or occupancy of the Premises and/or the Assigned Property, the exercise of any rights with respect to the Lease, the Premises and/or the Assigned

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Property and/or any failure to keep, observe and perform the terms, covenants, agreements, conditions and obligations of the Lease on the part of the Assignor to be kept, observed and performed with respect to any period prior to and including the Assignment Commencement Date.

     3.    Consent to Assignment. Notwithstanding the provisions of Section 21
           ---------------------
of the Existing Lease, Landlord does hereby consent to Assignor's assignment of the Lease to Assignee. Landlord's consent to this assignment does not constitute a waiver of its right to consent to any subsequent assignment of the Lease. Assignor, by its execution below, hereby acknowledges its continuing liability to Landlord under the Lease with respect to all matters accruing prior to the Assignment Commencement Date and agrees and acknowledges that its liability to Landlord thereunder is not waived, discharged, modified, released, amended, or otherwise altered by the assignment described herein. Assignee, by its execution below, hereby acknowledges its liability to Landlord under the Lease (as herein modified) with respect to all matters accruing as of and after the Assignment Commencement Date. Landlord acknowledges that Assignor shall have no liability with respect to any obligations accruing under the Lease after the Assignment Commencement Date.

     4.    Term; Expiration Date: The "Term" of this Lease shall be one (1) year
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commencing as of the Assignment Commencement Date and expiring on the first
(1st) anniversary of the Assignment Commencement Date. The Renewal Options set forth in Exhibit E of the Lease and in Section 5 of the First Amendment to Lease are hereby deleted and shall be of no further force and effect, and Assignee shall have no rights to renew the Term of this Lease.

     5.    Modification of Rent. Beginning on the Assignment Commencement Date,
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Assignee agrees to pay to Landlord, at the address set forth in Section 9 hereinbelow, Annual Rent in the amount of Three Hundred Eighty Three Thousand Six Hundred Twenty-One and 04/100 Dollars ($383,621.04) for the Lease Term, payable in monthly installments of Thirty One Thousand Nine Hundred Sixty-Eight and 42/100 Dollars ($31,968.42) in accordance with the terms and conditions of the Lease. Assignee shall continue to pay all additional rent and other sums payable under the Lease accruing from and after the Assignment Commencement Date pursuant to the terms and conditions of the Lease.

     6.    Security Deposit: Notwithstanding the provisions of Section 21 of the
           ----------------
Sublease, the $23,656.53 deposit which Assignor (as Sublandlord) holds will be transferred to Landlord on the Assignment Commencement Date.

     7.    Operating Expenses: In addition to the Annual Rent set forth in
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Section 5 of this Agreement, Assignee agrees to pay Landlord its pro-rata share of the operating expenses (as defined in the Lease) of Landlord for the building and/or the project of which the Premises is a part, in excess of the sum of Five and 35/100 Dollars ($5.35) per rentable square foot pursuant to the terms and conditions of the Lease.

     8.    Termination of Sublease. Assignor and Assignee agree that effective
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as of the Assignment Commencement Date, the Sublease shall be deemed terminated and of no further force and effect.

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     9.    Notice. Any notice required to be given by any party to another shall
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be in writing and shall be (a) delivered personally, and the giving of such notice shall be complete on the date of deliver; (b) sent by reputable overnight delivery service, and the giving of such notice shall be complete on the immediately succeeding business day after such notice is deposited with such delivery service, or (c) sent by United States registered or certified mail, postage prepaid, return receipt requested, and the giving of such notice shall be complete on the immediately succeeding second business day after such notice is deposited into the U.S. mail; at the following addresses:

     Assignor:
     --------

     If by Regular Mail:

     Blue Cross and Blue Shield of North Carolina
     Post Office Box 2291
     Durham, North Carolina 27702-2291
     Attention: Director of Corporate Services, Michael Patrick

     If by Overnight Mail:

     Blue Cross and Blue Shield of North Carolina
     5901 Chapel Hill Road
     Durham, North Carolina 27707-0718
     Attention: Director of Corporate Services, Michael Patrick

     Assignee:
     --------
     Trimeris, Inc.
     Two University Place, Suite 100
     4727 University Drive
     Durham, North Carolina 27707
     Attention: Chief Financial Officer

     Landlord:
     --------
     Hamad Jassim Althani
     c/o  Tri Properties, Inc.
     4309 Emperor Blvd., Suite 110
     Durham, North Carolina  27703

     10.   Miscellaneous.
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     a.  This Agreement shall bind and inure to the benefit of Landlord,
Assignor, Assignee, and their respective successors and assigns.

     b. Landlord and Assignor represent and warrant that the Lease is currently in full force and effect and constitutes the entire agreement between Landlord and Assignor. The copy of the

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Lease attached hereto as Exhibit A is a true and correct copy of the Lease and
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all amendments, supplements and modifications thereof. Landlord acknowledges and agrees that there exists no Event of Default under the Lease or any event which, with the passage of any applicable notice and/or grace period without remedy, would constitute an Event of Default.

     c. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original hereof and all of which shall be considered one and the same instrument.

     d. Each of Landlord, Assignor and Assignee certifies and represents (each with respect to itself) that it has the power and authority to enter into this Agreement and that this Agreement has been duly authorized by all necessary action of each of them.

     e. The parties hereto acknowledge and agree that all terms of the Existing Lease shall remain in full force and effect without modification except as set forth herein.

     f. This Agreement shall be construed and governed by the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 ASSIGNOR:

                                 BLUE CROSS AND BLUE SHIELD
                                 of NORTH CAROLINA,
                                 a North Carolina corporation and a licensee of the Blue Cross and Blue Shield Association

                                 By:  /s/ DANIEL E. GLASER
                                 Name: Daniel E. Glaser
                                 Title: Senior Vice President

                                 Date:  9/23/01



                                 ASSIGNEE:

                                 TRIMERIS, INC.,
                                 a Delaware corporation

                                 By:  /s/ DANI BOLOGNESI
                                 Name: Dani Bolognesi
                                 Title:  CEO

                                 Date: 9/18/01

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                                    LANDLORD:

                                    HAMAD JASSIM ALTHANI by RAJAI ZUMOT

                                    By:  /s/ RAJAI ZUMONT
                                         ----------------
                                    Name:    Rajai Zumot
                                    Title:   Agent

                                    Date: Sept. 27, 2001

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                                    EXHIBIT A
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                                   THE LEASE*

* Previously filed with the Commission and incorporated by reference to Trimeris' Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

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